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                                                                       Exhibit n

                        Consent of Independent Auditors

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 30, 2001 in the Registration Statement (Form N-2) of the Nuveen Real Estate Income Fund filed with the Securities and Exchange Commission in this Registration Statement under the Securities Act of 1933 and in this Amendment No. 5 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-10491).

                              /s/ Arthur Andersen LLP


Chicago, Illinois
November 16, 2001